NEWS RELEASE Patrick Industries, Inc. Confirms Discussions with LCI Industries Regarding a Potential Merger of Equals ELKHART, IN, April 17, 2026 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, today confirmed that it is in discussions with LCI Industries (NYSE: LCII) regarding a potential merger of equals. There can be no assurance that any transaction will result from these discussions or on what terms or structure any transaction may occur. Patrick does not intend to make additional comments regarding these discussions unless and until a formal agreement has been reached or discussions have been terminated. About Patrick Industries, Inc. Patrick (NASDAQ: PATK) is a leading component solutions provider serving original equipment manufacturers and aftermarket customers in the RV, Marine, Powersports and Housing markets. Since 1959, Patrick has empowered manufacturers and outdoor enthusiasts to achieve next-level recreation experiences. Our customer- focused approach brings together design, manufacturing, distribution, and transportation in a full solutions model that defines us as a trusted partner. Patrick is home to more than 85 leading brands, all united by a commitment to quality, customer service, and innovation. Headquartered in Elkhart, IN, Patrick employs more than 10,000 skilled team members throughout the United States. For more information on Patrick, our brands, and products, please visit www.patrickind.com. Forward-Looking Statements This press release contains certain statements regarding a potential transaction and the anticipated timing, terms, and completion of any such transaction, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Steve O'Hara Vice President of Investor Relations oharas@patrickind.com 574.294.7511